THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (the “Agreement”) is made and entered into as of the date set forth on the signature page by and among Carsunlimited.com, Inc., a Nevada corporation (the “Company”), and ODC Partners LLC, a Delaware LLC (“ODC”) with reference to the following facts:

RECITALS

WHEREAS, on July 1, 2003, ODC entered into a Revolving Convertible Credit Facility with the Company to lend the Company up to $100,000 during the credit period (the “Loan”);

WHEREAS, Company and ODC wish to provide for the terms and conditions pursuant to which the Loan may be converted to common stock of the Company at the rate of $.01 per share;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively “parties” and individually a “party”) agree as follows:

CONVERSION AGREEMENT

1.  Conversion of Notes. The Company and ODC hereby agree that ODC shall convert $100,000 of principal and interest into shares of the Company’s common stock at a price per share of one cent ($.01) (the “Conversion Shares”). The parties agree that the Company shall owe no additional amounts under the Loan.

2. Closing. At the Closing, ODC shall deliver the Notice of Conversion and the Loan to the Company and the Company shall deliver a copy of the stock certificate representing the Conversion Shares to ODC. All promissory notes or other instruments evidencing borrowings under the Revolving Credit Facility will be submitted to the Company.

MISCELLANEOUS PROVISIONS

3. Transfer. If the Holder wished to transfer any of the Conversion Shares to any transferee(s), then upon delivery of the stock certificate representing the Conversion Shares and a completed assignment of stock power certificate, the Company shall cause its transfer agent to issue a new stock certificate within 2 days of receipt to such transferee(s).

4. Investor Representations and Warranties and Covenants. The Holder represents, warrants and covenants to the Company as follows:

a.  No Registration. Such Holder understands that the Note, and the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b.  Investment Intent. Such Holder has acquired the Note, and is acquiring the Conversion Shares, for investment for its own account, not as a nominee or agent.

c.  Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

d.  Speculative Nature of Investment. Such Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Holder can bear the economic risk of such Holder’s investment and is able, without impairing such Holder’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Holder’s investment.

e.  Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder, The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have rceived complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Holder has had the opportunity to obtain and to review the Company’s filings available on the EDGAR web site of the Securities and Exchange Commission ().

f.  Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g.  Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

h.  Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

i.  Legends. The Holder understands and agrees that the certificates evidencing the Conversion Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDERDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. Company Representations and Warranties and Covenants. The Company represents, warrants and covenants to the Holder as follows:

a.	Authorization.

i. The Company has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Company’s obligations herein, has been taken.

      ii.  This Conversion Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Conversion Agreement by the Company or the performance of the Company’s obligations hereunder.

b. The Securities. The Conversion Shares upon issuance under this Agreement:

    i. are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act, and any applicable state securities laws;

    ii. have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares, the Conversion Shares will be duly and validly issued, fully paid and nonassessable;

    iii. will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

    iv. will not subject the holders thereof to personal liability by reason of being such holders.

c. Brokers or Finders. The Company has not engaged any brokers, finders or agents, and Holder has not, and will not, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

d. Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the Securities Exchange Act of 1934, as amended, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities & Exchange Commission during the preceding twelve months.

6.  Binding Agreement. The provisions of this Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest and assigns to the respective parties to it.

7.  Entire Agreement. This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

8.  Authorization. The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

9.  Counterparts. For the convenience of the parties, this Agreement may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

10.  Severability. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Note Conversion Agreement as of August 8, 2006.

CARSUNLIMITED.COM, INC.

By:  /s/ Daniel Myers
Daniel Myers, President

ODC PARTNERS, LLC

By: /s/ Daniel Myers
Name: Daniel Myers
Title: